EXHIBIT 10.11

TRANSITION AND CONSULTING AGREEMENT

THIS TRANSITION AND CONSULTING AGREEMENT (the “Agreement”) dated as of November 14, 2003 is between Kim K. Polese (“Executive”) and Marimba, Inc. (“Marimba”), a Delaware corporation.

WHEREAS, Executive intends to resign as Chairman of Marimba and desires to assist Marimba on a transitional basis by providing consulting services to Marimba and continuing to serve as a director of Marimba.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Termination as Chairman of Marimba. Executive’s employment shall terminate on November 14, 2003 (the “Employment Termination Date”). Executive agrees and understands that effective as of the date of this Agreement, she is no longer authorized to incur any expenses, obligations or liabilities on behalf of Marimba, unless they are reasonable travel and other business expenses in connection with Executive’s duties as a Board member reimbursable in accordance with Marimba’s normal expense reimbursement policies.

2. Transition Services to Marimba. Executive shall be engaged as a consultant to Marimba for the period from the Employment Termination Date through June 30, 2004 (the “Consulting Period”) to advise Marimba as directed by Marimba’s President and Chief Executive Officer, with such consulting services not to exceed twenty (20) hours per month. Executive shall continue to serve as Chairman of the Board of Directors of Marimba following the Employment Termination Date through December 31, 2003 and as a director on the Board of Directors of Marimba following the Employment Termination Date provided she continues to be elected by the stockholders of Marimba.

3. Obligations of Marimba.

a. In exchange for promises set forth in this Agreement, Marimba agrees to provide Executive with the following benefits:

(1) Marimba will pay Executive an amount equal to $14,583.00 per month in semi-monthly installments during the Consulting Period.

(2) On the Employment Termination Date, Marimba will pay Executive her accrued PTO, which shall equal 240 hours as of the Employment Termination Date.

(3) Up to December 31, 2003, Executive will continue to have use of her office and secretarial services at the Company.

(4) Marimba will continue to make available to Executive access to Executive’s Marimba email address during the period that Executive serves as a Board member of the Company. Marimba shall reimburse Executive’s phone, Blackberry and home Internet connection expense through the Consulting Period. Executive will be eligible to purchase healthcare insurance coverage as permitted by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). During the Consulting Period, all COBRA premiums will be reimbursed by Marimba.

(5) With respect to the Marimba stock option held by Executive as of the Employment Termination Date, such stock option shall continue to vest and remain exercisable for any period that Executive serves as a director of Marimba and shall remain exercisable following Executive’s termination as a director of Marimba, in each case in accordance with the provisions of Executive’s stock option grant (the “Stock Option”) under Marimba’s 1999 Omnibus Equity Incentive Plan.

(6) Provided that Executive remains a member of the Board of Directors of Marimba, Executive will receive all benefits for which non-employee Board members of Marimba are eligible, commencing on the Employment Termination Date.

b. Executive understands and acknowledges that Executive will not be entitled to any benefits from Marimba other than those expressly set forth in this Section 3.

4. Obligations of Executive. In exchange for the benefits described in Section 3, Executive agrees to the following:

a. Executive will be bound by and comply with the terms of that certain Executive Invention Assignment and Confidentiality Agreement (“Confidentiality Agreement”), a copy of which is attached to this Agreement as Exhibit A, provided that any Inventions (as defined in the Confidentiality Agreement) of Executive following the Employment Termination Date shall not be restricted by the Confidentiality Agreement. Executive will return all Marimba property (unless otherwise agreed in writing) and all confidential and proprietary information in Executive’s possession to Marimba within five business days from the later of (a) the end of the Employment Termination Date or (b) the date Executive ceases to be a director.

b. Executive will not solicit, or initiate any solicitation of any Marimba Executive to leave his/her employment with Marimba to commence a business relationship with Executive or any other employer for a period ending one year following the end of the Consulting Period.

5. Release. In exchange for the benefits described in Section 3, Executive agrees to execute the release (the “Release”) attached to this Agreement as “Addendum A” on or promptly following the Employment Termination Date, subject to the consideration and revocation periods set forth in Section 4 of the Release. To the extent that Executive does not sign the Release or subsequently revokes the Release, Marimba shall not be obligated to pay the fees or make available the benefits specified in Sections 3(a)(1) and 3(a)(4) above.

6. Arbitration. Any claim, dispute, or controversy arising out of or in any way relating to this Agreement or the alleged breach of this Agreement will be submitted by the parties to binding arbitration in Santa Clara County, California by the American Arbitration Association under its California Employment Dispute Resolution Rules or by a judge to be mutually agreed upon. This Section 6 will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to Executive’s obligations under Executive’s obligations under Section 4 hereof.

7. Attorneys’ Fees. The prevailing party will be entitled to recover from the losing party its attorneys’ fees and costs (including expert witness fees) incurred in any arbitration, lawsuit or other proceeding brought to enforce any right arising out of this Agreement.

8. Successors. The provisions of this Agreement will extend and inure to the benefit of, and be binding upon, the respective legal successors and assigns of Marimba and Executive in addition to Marimba and Executive.

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9. Integration. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations and Agreements, whether written or oral with the exception of Executive’s obligations under the Confidentiality Agreement and/or any surviving stock option agreements with respect to such subject matter.

10. No Oral Modification. This Agreement may not be altered or amended except by a written document executed by Executive and Marimba.

11. Governing Law. This Agreement will in all respects be governed by the laws of the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

12. Effective Date. This Agreement is effective as of the date set forth above, provided that the Release and Marimba’s obligations shall become effective on the eighth day after the Release has been signed by both parties (the “Effective Date”), unless sooner revoked by Executive. If Executive desires to revoke the Release, Executive must deliver or cause to be delivered a written statement of revocation from Executive prior to the Effective Date to the General Counsel, Marimba, Inc., 440 Clyde Avenue, Mountain View, California 94043.

13. Severability. In the event that any one or more of the provisions contained herein will for any reason be held to be unenforceable in any respect under any statute, rule or law of any state or of the United States of America, such unenforceability will not affect any other provision of this Agreement, but, with respect only to the jurisdiction holding the provision to be unenforceable, this Agreement will then be construed as if such unenforceable provision or provisions had never been contained herein.

EXECUTIVE:		MARIMBA, INC.:

Kim K. Polese		/s/ Richard C. Wyckoff

		By:	Richard C. Wyckoff
		Title:	President and Chief Executive Officer
/s/ Kim K. Polese

Signature

Date:	11/14/03	Date:	11/14/03

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ADDENDUM A

THIS GENERAL RELEASE OF CLAIMS (“Release”) is between Kim K. Polese, (“Executive”) and Marimba, Inc. (“Marimba”), a Delaware corporation, in accordance with Section 5 of the Transition and Consulting Agreement entered into by the parties as of November 14, 2003, (the “Agreement”). As used in this Agreement, Marimba refers to Marimba, Inc. and all parents, subsidiaries, divisions, predecessors, and successors of Marimba, Inc. Unless otherwise defined herein, the terms defined in the Agreement shall have the same defined meanings in this Release.

1. Payment of Salary. The parties acknowledge and agree that as of the Employment Termination Date, all salary and any and all other benefits, commissions or other such sums due Executive were paid to Executive. In light of the payment by Marimba of all wages due, or to become due to Executive, California Labor Code Section 206.5 is not applicable to the parties hereto. Said section provides in pertinent part:

No employer will require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

2. Release. Except for the obligations and provisions contained in the Agreement, Executive and Marimba, on behalf of themselves and their respective heirs, family members, executors, investors, executives, officers, directors, agents, attorneys, legal successors, and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, shareholders, from and agree not to sue concerning, any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that either of them may possess based upon or arising out of any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time to and including the date hereof (collectively, the “Released Matters”), including without limitation,

(1) any and all claims relating to or arising from Executive’s employment relationship with Marimba and the termination of that relationship;

(2) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of, shares of stock of Marimba, including, without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law, excluding those rights provided for in the Confidentiality Agreement and the Stock Option;

(3) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion.

(4) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, the Worker

Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, and the California Fair Employment and Housing Act, and Labor Code section 201, et. seq.;

(5)	any and all claims for violation of the federal, or any state, constitution;

(6)	any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(7)	any and all claims for attorneys’ fees and costs; and

(8)	any and all claims either Marimba or Executive may have against the other for any acts by either occurring at any time prior to the execution of this Release.

Each of the parties agrees that the foregoing enumeration of claims released is illustrative, and the claims hereby released are in no way limited by the above recitation of specific claims, it being the intent of the parties to fully and completely release all claims whatsoever in any way relating to the Executive’s employment with Marimba and to the termination of such employment. Each of the parties agrees that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Agreement.

a. Each party represents that such party has no lawsuits, claims or actions pending in such party’s name, or on behalf of any other person or entity, against the other party or any other person or entity referred to herein. Each party also represents that such party does not intend to bring any claims on such party’s own behalf against the other party or any other person or entity referred to herein.

b. Each party represents that such party is not aware of any claim by such party other than the claims that are released by this Release. Each party acknowledges that such party has been advised by legal counsel and is familiar with Section 1542 of the Civil Code of the State of California, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each party expressly waives any right or benefit which such party has or may have under Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction, including Delaware, to the full extent that each party may lawfully waive those rights and benefits pertaining to the subject matter of this Release. The parties acknowledge that in the future they may discover claims or facts in addition to or different from those that they now know or believe to exist with respect to the subject matter of this Release, and that each party intends to fully, finally, and forever settle all of the Released matters in exchange for the benefits set forth in this Release and in the Agreement. This Release will remain in effect as a full and complete release notwithstanding the discovery or existence of any additional claims or facts.

3. Indemnification. This Release shall not apply with respect to any claims arising under Executive’s existing rights to indemnification and defense pursuant to the articles and bylaws of Marimba for acts as a director and/or officer, to Executive’s indemnification agreement with Marimba, or to Executive’s rights of insurance under any director and officer liability policy in effect covering

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Marimba’s directors and officers. Marimba agrees to maintain any such director and officer liability policy in effect with respect to Executive’s for services performed by him as an officer to the same extent as other Marimba officers.

4. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive’s may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and Marimba agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the date of this Release, Executive acknowledges that the consideration given for this waiver and release agreement in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that:

a. Executive should consult with an attorney prior to executing this Release;

b. Executive has at least twenty-one (21) days within which to consider this Release, although Executive may accept the terms of this Release at any time within those 21 days;

c. Executive has at least five (5) days following the execution of this Release by the parties to revoke this Release; and

d. This Release will not be effective until the revocation period has expired.

5. Voluntary Execution of Agreement. This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

a. they have read this Release;

b. they have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

c. they understand the terms and consequences of this Release and of the releases it contains;

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d. they are fully aware of the legal and binding effect of this Release.

EXECUTIVE UNDERSTANDS THAT EXECUTIVE MAY CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AND UNDERSTANDS THAT EXECUTIVE IS GIVING UP ANY LEGAL CLAIMS EXECUTIVE HAS AGAINST MARIMBA BY SIGNING THIS RELEASE. EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE DOES SO KNOWINGLY, WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN SECTION 3 OF THE AGREEMENT.

EXECUTIVE:		MARIMBA, INC.:

Kim K. Polese		/s/ Richard C. Wyckoff

		By:	Richard C. Wyckoff
		Title:	President and Chief Executive Officer
/s/ Kim K. Polese

Signature

Date:	11/14/03	Date:	11/14/03

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